                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 33-62415

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PRICING SUPPLEMENT NO. 2 DATED April 29, 1997
(to Prospectus Supplement Dated January 23, 1997)

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                                FMC CORPORATION

                          Medium-Term Notes, Series A
                 Due More than Nine Months from Date of Issue


Notes represented by (mark applicable description)

            x  Global Notes      Definitive Notes
          ----              ----

          [If Notes are Floating Rate Notes, insert:]

          Principal Amount:         Issue Price:

          Original Issue Date:      Original Maturity Date:

          Index Currency:

          Specified Currency:
              (If other than U.S. Dollars, see attached)
          Option to Receive Payments in Specified Currency: [ ] Yes
                                                            [ ] No

          Authorized Denominations:
              (Applicable only if Specified Currency is other than U.S. Dollars)

          Base Rate:

          Interest Accrual Date:

          Interest Reset Period:    Interest Payment Period:

          Interest Reset Dates:
              (If other than as specified in the Prospectus Supplement)

                             MORGAN STANLEY & CO.
                                 INCORPORATED

          Initial Interest Reset Date:

          Interest Payment Dates:
              (If other than as specified in the Prospectus Supplement)

          Initial Interest Rate:    Index Maturity:

          Maximum Interest Rate:    Minimum Interest Rate:

          Spread (+/-):             Spread Multiplier:

          Reporting Service:        Calculation Agent:

          Optional Redemption: [ ] Yes  [ ] No

              Initial Redemption Date:
              The Redemption Price shall initially be   % of the principal
              amount of the Note to be redeemed and shall decline at each
              anniversary of the Initial Redemption Date by   % of the principal
              amount to be redeemed until the Redemption Price is 100% of such principal amount.

          Optional Repayment:  [ ] Yes  [ ] No
              Optional Repayment Dates:
              Optional Repayment Prices:

          Optional Interest Rate Reset:  [ ] Yes [ ] No
              Optional Reset Dates:

          Optional Extension of Maturity:  [ ] Yes  [ ] No
              Extension Period:
              Number of Extension Periods:
              Final Maturity Date:

          Discount Note:  [ ] Yes  [ ] No
              Total Amount of OID:
              Original Yield to Maturity:
              Initial Accrual Period OID:


           [If Notes are Fixed Rate Notes, insert:]

          Principal Amount: $15,000,000  Issue Price:  100%*

          Original Issue Date: 5/2/97  Original Maturity Date: 5/2/02

          Specified Currency:  U.S. Dollars
              (If other than U.S. Dollars, see attached)
          Option to Receive Payments in Specified Currency: [ ] Yes
                                                            [x] No
          *Plus accrued interest, if any, from the date of issuance.

          Authorized Denominations: $1,000

          Interest Accrual Date:    May 2, 1997

          Interest Payment Dates:   May 2 and November 2, commencing
                                    November 2, 1997

          Interest Rate: 7.21%

          Optional Redemption:  [ ] Yes  [x] No

          Initial Redemption Date:
          The Redemption Price shall initially be   % of the principal amount of
          the Note to be redeemed and shall decline at each anniversary of the
          Initial Redemption Date by   % of the principal amount to be redeemed
          until the Redemption Price is 100% of such principal amount.

          Optional Repayment: [ ] Yes  [x] No
              Optional Repayment Dates:
              Optional Repayment Prices:

          Optional Interest Rate Reset:  [ ] Yes  [x] No
              Optional Reset Dates:

          Optional Extension of Maturity:  [ ] Yes  [x] No
              Extension Period:
              Number of Extension Periods:
              Final Maturity Date:

          Original Issue Discount Note:  [ ] Yes  [x] No
              Total Amount of OID:
              Original Yield to Maturity:
              Initial Accrual Period OID: